SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                          REGENT ASSISTED LIVING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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           pursuant to Exchange Act Rule 0-11:  Set forth the amount on which the filing fee is calculated and state how it was determined.

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[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                          REGENT ASSISTED LIVING, INC.

                        Bank of America Financial Center
                      121 S.W. Morrison Street, Suite 1000
                             Portland, Oregon 97204


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON May 25, 1999


To Our Shareholders:

     The Annual Meeting of Shareholders of Regent Assisted Living, Inc. (the "Company") will be held at 11:00 a.m. on Tuesday, May 25, 1999, at the U.S. Bancorp Tower, 111 S.W. Fifth Avenue, 30th Floor, Portland, Oregon, for the following purposes:

     1.   Electing three directors of the Company for a term of three years; and

     2. Transacting such other business as may properly come before the meeting.

     Only holders of the Company's Common and Preferred Stock at the close of business on Friday, April 2, 1999, are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Shareholders may vote in person or by proxy. A list of shareholders entitled to vote at the meeting will be available for examination by shareholders at the time and place of the meeting and, on or after May 2, 1999, at the offices of the Secretary of the Company, Suite 1000, 121 S.W. Morrison Street, Portland, Oregon.

                                       By Order of the Board of Directors,

                                       DAVID R. GIBSON

                                       David R. Gibson
                                       Secretary

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Portland, Oregon
April 27, 1999

                          REGENT ASSISTED LIVING, INC.
                        Bank of America Financial Center
                      121 S.W. Morrison Street, Suite 1000
                             Portland, Oregon 97204

                       -----------------------------------
                                 PROXY STATEMENT

                       1999 Annual Meeting of Shareholders
                       -----------------------------------


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Regent Assisted Living, Inc. (the "Company") of proxies to be voted at the 1999 Annual Meeting of Shareholders of the Company to be held at 11:00 a.m. on Tuesday, May 25, 1999, at the U.S. Bancorp Tower, 111 S.W. Fifth Avenue, 30th Floor, Portland, Oregon, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the directors and in the discretion of the persons named in the proxy on such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a shareholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by the Company's officers and regular employees or by telephone, facsimile transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to beneficial owners of stock. This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being mailed to shareholders on or about April 27, 1999.

                                     VOTING

     Holders of record of the Company's Common Stock ("Common Stock") and Series A Preferred Stock ("Series A Preferred Stock") at the close of business on Friday, April 2, 1999, will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 4,633,000 shares of Common Stock, and 1,283,785 shares of Series A Preferred Stock, outstanding and entitled to vote. As of that date, there were also 382,882 shares of the Company's Series B Preferred Stock ("Series B Preferred Stock") outstanding, which shares are not entitled to vote on the matters expected to be presented at the Annual Meeting and are entitled to vote only on specific categories of matters as set forth in the Company's Restated Articles of Incorporation, as amended (the "Restated Articles"). On those matters on which the holders of Series B Preferred Stock are entitled to vote, they vote together with the holders of the Common Stock and the Series A Preferred Stock as a single class. Pursuant to the Restated Articles, the shares of Common Stock are each entitled to one vote and the shares of Series A Preferred Stock are each entitled to 1.0909 votes. The Common Stock and Series A Preferred Stock vote as a single class on the matters expected to be presented at the Annual Meeting. A majority of the votes entitled to be cast by the holders of Common Stock and Series A Preferred Stock, or 3,016,747 votes, will constitute a quorum to act on the matters expected to be presented at the Annual Meeting.

     Shareholders are not entitled to cumulative voting in the election of directors or on any other matter submitted to the shareholders for approval. Abstentions and broker non-votes will be counted in determining whether a quorum is present, but otherwise will have no effect on the outcome of any proposal considered at the meeting. Walter C. Bowen, Chairman of the Board, President and Chief Executive Officer of the Company, owns 3,179,000 shares of the Company's Common Stock, representing 52.7 percent of the votes entitled to be cast at the meeting, and he has indicated that he intends to be present at the meeting and to vote in favor of each of the nominees for director. Accordingly, the Company believes that the election of each of the nominees for director set forth below is assured.

PROPOSAL 1. Election of three directors of the Company for a term of three years.

     The Board of Directors is comprised of eight directors pursuant to the Company's Bylaws. The directors are divided into three classes: Class I which is comprised of two directors; Class II which is comprised of three directors; and Class III which is comprised of three directors. Three directors are to be elected at the upcoming Annual Meeting of Shareholders to fill all of the directorships in Class III. Thereafter, the term of office of Class III will expire at the 2002 annual meeting of shareholders. The term of office of Class I will expire at the 2000 annual meeting of shareholders and the term of office of Class II will expire at the 2001 annual meeting of shareholders.

     Under Oregon law, if a quorum of shareholders is present at the 1999 Annual Meeting, the three nominees for election of directors who receive the greatest number of votes cast at the meeting will be elected directors. Abstentions and broker non-votes will have no effect on the results of the vote. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below.

     If any nominee is unable or unwilling to stand for election, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for another nominee named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

The Board of Directors recommends a vote FOR each of the nominees named below.

          Walter C. Bowen has served as Chairman of the Board, Chief Executive Officer and President and a director of the Company since its formation in March 1995. Mr. Bowen has been involved in the development, ownership, and management of assisted living facilities since 1986, and has devoted a majority of his time to the ownership and operation of those facilities over the past five years. Mr. Bowen continues to serve as the Chief Executive Officer of a group of companies and businesses he owns or controls (the "Bowen Companies"), which group included the predecessor of the Company.

          Marvin S. Hausman, M.D. has served as a director of the Company since March 1996. Dr. Hausman is a founder and is President and Chief Executive Officer of Axonyx Inc., a biotechnology company engaged in the development and acquisition of pharmaceutical compounds and technologies useful for the treatment of cognitive disorders including Alzheimer's disease. Since 1992, Dr. Hausman has served as a consultant to the pharmaceutical industry and since 1995 he has also served as President of Northwest Medical Research Partners, Inc., a company engaged in evaluating biopharmaceutical technologies and medical devices. Dr. Hausman was a co-founder and past director of Medco Research, Inc., a pharmaceutical research and development company.

          Gary R. Maffei has served as a director of the Company since December 1995. Mr. Maffei is currently a Vice President of the Merlo Corporation, a private investment company, and the Harry Merlo Foundation, Inc., a charitable organization. From 1973 until joining these companies in 1996, Mr. Maffei was the Director of Human Resources for Louisiana Pacific Corporation, a forest products company.


     The following table sets forth certain information about each of the Company's Directors, including the three nominees.

            Name                      Age      Class and Term          Director Since
            ----                      ---      --------------          --------------
Nominees:
     Walter C. Bowen(1)(2)            56       (Class III, 1999)       March 1995
     Marvin S. Hausman, MD            57       (Class III, 1999)       March 1996
     Gary R. Maffei (2)(4)            54       (Class III, 1999)       December 1995

                                       3

Directors whose terms continue:

     Dana J. O'Brien (1)(2)(4)        43       (Class I,  2000)        December 1996
     Steven L. Gish (3)               40       (Class I,  2000)        August 1995
     Wayne C. Rembold (3)             57       (Class II, 2001)        March 1999
     Stephen A. Gregg (1)(4)          54       (Class II, 2001)        December 1996
     Martha L. Robinson (1)(3)(4)     43       (Class II, 2001)        December 1996

     (1)  Member of Executive Committee
     (2)  Member of Compensation Committee
     (3)  Member of Audit Committee
     (4)  Member of Conflicts Committee

Directors whose terms continue:

Class I:

     Steven L. Gish has served as Chief Financial Officer, Treasurer, Secretary, and Assistant Secretary in addition to serving as a Director of the Company, since August 1995. In 1991 Mr. Gish became the Controller of the Bowen Companies. Prior to that time, Mr. Gish served as Treasurer and Controller of McCormick and Baxter Creosoting Company, an industrial wood preserving company.

     Dana J. O'Brien is a Senior Managing Director of Cornerstone Equity Investors, L.L.C., a New York based investment firm formed in December 1996 to provide investment management services to several investment funds. Cornerstone is the investment advisor to Prudential Private Equity Investors III, L.P., the holder of all of the Company's issued and outstanding Series A and Series B Preferred Stock. During the five year period preceding December 1996, Mr. O'Brien served as Executive Vice President of Prudential Equity Investors, Inc., an investment management firm. Mr. O'Brien currently serves on the Board of Directors of several private companies, including Specialty Hospitals of America, Inc. and Guardian Care, Inc. Mr. O'Brien became a director of the Company in December 1996.


Class II:

          Stephen A. Gregg is a former hospital administrator and began serving as a director of the Company on December 16, 1996. Mr. Gregg was the founder and chief executive officer of The Ethix Corporation, a managed care company serving approximately 5,000,000 members nationwide, prior to its sale in 1994. Mr. Gregg currently manages personal investments.

          Wayne C. Rembold was elected a director of the Company effective March 17, 1999. For the past 30 years Mr. Rembold has been involved in numerous types of real estate development ventures and business activities. Since 1994 Mr. Rembold has served as the President and Chief Executive Officer of the Rembold

     Companies, which are engaged in the development of retail and warehouse facilities in addition to manufactured home parks and multi-family housing projects.

          Martha L. Robinson is a Managing Director of Cornerstone Equity Investors, L.L.C., a New York based investment firm formed in December 1996 to provide investment management services to several investment funds. Cornerstone is the investment advisor to Prudential Private Equity Investors III, L.P., the holder of all of the Company's issued and outstanding Series A and Series B Preferred Stock. During the five-year period preceding December 1996, Ms. Robinson served as Vice President of Prudential Equity Investors, Inc. Ms. Robinson formerly served on the Board of Directors of Coventry Corporation, Total Pharmaceutical Care, and Earth Technology Corporation and currently serves on the Board of Directors of several private companies, including Specialty Hospitals of America, Inc. and Guardian Care, Inc. Ms. Robinson became a director of the Company in December 1996.

INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     During 1998, there were five meetings of the Board of Directors, and all Board members attended at least 75 percent of the meetings of the Board of Directors and each committee of which he or she was a member. The Board of Directors also took action by unanimous written consent, in accordance with the Company's Bylaws, on three occasions in 1998.

     The Company's Board of Directors has established an Executive Committee, Audit Committee, Compensation Committee, and Conflicts Committee. The Company has no Nominating Committee and the full Board of Directors selects nominees for election as directors.

     The Executive Committee acts on all matters requiring consideration by the Board in the interim period between regular and special Board meetings. The Executive Committee currently consists of Ms. Robinson and Messrs. Bowen, Gregg, and O'Brien. In 1998 the Executive Committee took action by written consent on two occasions.

     The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other key employees of the Company, administers the 1995 Stock Incentive Plan, and recommends policies relating to benefit plans. The Compensation Committee currently consists of Mr. Bowen and two independent directors, Messrs. O'Brien and Maffei. In 1998, the Compensation Committee twice took action by written consent.

     The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit, reviews management's evaluation of the Company's system of internal controls, and reviews non-audit professional services provided by the independent accountants and the range of audit and non-audit fees. The Audit Committee will also review at least annually reimbursement of costs by the Company and the other Bowen Companies pursuant to the Administrative Services Agreement. See "Certain Relationships and Related Party Transactions." The Audit Committee currently consists of Mr. Gish and two independent directors, Ms. Robinson and Mr. Rembold. Peter Brix, a former independent Director of the Company, served on the Committee during 1998. The Audit Committee met once in 1998.

     The Conflicts Committee, consisting of four independent directors, is responsible for considering for approval on behalf of the Board of Directors all transactions between the Company and any officer or director of the Company or any entity in which such officer or director has an equitable or beneficial interest. The Conflicts Committee currently consists of Ms. Robinson and Messrs. O'Brien, Gregg, and Maffei. The Conflicts Committee met once in 1998.

COMPENSATION OF DIRECTORS

     The Company pays each non-employee director $500 for attendance in person at each regular meeting of the Board of Directors. In addition, the Company will reimburse the directors for travel expenses incurred in connection with their activities on behalf of the Company.

     Each non-employee member of the Board of Directors of the Company is automatically granted an option to purchase 2,000 shares of Common Stock when that person becomes a director. Each non-employee director is also automatically granted an option to purchase 2,000 additional shares of Common Stock in each subsequent calendar year that the director continues to serve in that capacity. The exercise price for all automatic grants to non-employee directors will be the closing sales price of the Common Stock on the business day immediately preceding the date of grant.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Mr. Bowen holds a 99 percent general partnership interest in the Regency Park Apartments Limited Partnership ("Regency Partnership"), an Oregon limited partnership from which the Company leases its Regency Park community located in Portland, Oregon. Mr. Bowen also holds a 99 percent ownership interest in Sterling Park, L.L.C., a Washington limited liability company from which the Company leases its Sterling Park community located in Redmond, Washington. Mr. Bowen's minor children hold the remaining one percent interest in the Regency Partnership and Sterling Park, L.L.C. As a result, Mr. Bowen may be deemed to receive the portion of the lease payments remaining after service of the debt to which the properties are subject. For 1998, these lease payments were $1,312,400 for Regency Park and $1,486,250 for Sterling Park. For 1997, these lease payments were $1,290,000 for Regency Park and $1,486,248 for Sterling Park.

     During the first four months of 1998 the Company managed Park Place, an assisted living facility owned by Northwest Retirement Housing Income Fund III, an Oregon limited partnership ("Northwest III"), at which time the Company completed a lease-acquisition of the community. Mr. Bowen and Bowen Financial Services Corp. ("Bowen Financial"), an Oregon corporation wholly owned by Mr. Bowen, were the general partners of and together owned a 1.85 percent interest in Northwest III. The Company received a management fee from Northwest III equal to five percent of its gross revenues related to Park Place, which amount was $53,255 for the first four months of 1998. The management fee for 1997 was $151,793.

     Bowen Development Company, which is wholly owned by Mr. Bowen, completed construction of nine of the Company's new communities in 1998. Additionally, Bowen Development Company has contracts to complete two more communities during 1999 and 2000. Pursuant to the construction contracts for eight of the communities completed during 1998, Bowen Development Company was entitled to "contractor's profit and overhead" on each of these projects on a percentage-of-completion basis, as well as the reimbursement of expenses directly incurred by Bowen Development Company in connection with the construction of these communities. Total "contractor's profit and overhead" to be paid to Bowen Development Company on these contracts is five percent of the direct construction costs for one project and three percent of the direct construction costs for the next seven projects. Bowen Development Company earned approximately $1,430,000 for contractor's profit and overhead in 1998 on these eight projects. Bowen Development Company earned approximately $1,058,000 for contractor's profit and overhead in 1997 related to 13 projects. Bowen Development Company also contracted to build one of the Company's 1998 communities and the 1999 and 2000 communities for a fixed price. The Company's Conflicts Committee or independent directors approved these three contracts after solicitation and review of competitive bids from unaffiliated general contractors.

     The Company believes that each of the foregoing transactions was on terms no less favorable to the Company than could have been obtained from unaffiliated parties in arm's-length transactions; however, there can be no assurance that such is the case.

     The Company and the Bowen Companies are all controlled by Mr. Bowen. Certain executive officers of the Company, including Messrs. Bowen and Gish, and David R. Gibson, the Company's Vice President for Corporate Affairs, General Counsel and Secretary, fulfill similar executive functions for other Bowen Companies and spend significant amounts of time on the business of other Bowen Companies. The Company provides management and administrative services to, and from time to time may obtain services or the use of certain equipment from, certain of the Bowen Companies pursuant to an Administrative Services Agreement. Under that agreement, the Bowen Companies and the Company reimburse each other for the actual cost of services received under the Administrative Services Agreement. The Company believes that the sharing of executive management and other resources (such as data processing, accounting, legal, financial, tax, treasury, risk management and human resources) provides benefits to the Company by giving it access to a level of experience and expertise that can only be supported by a larger organization. The Administrative Services Agreement is cancelable by any party, including the Company, on 60 days' notice. Pursuant to the terms of the Administrative Services Agreement, reimbursement of costs will be reviewed at least annually by the Audit Committee of the Board of Directors.

     The Administrative Services Agreement requires the Bowen Companies to offer first to the Company any opportunities received by or originated with the Bowen Companies relating to the assisted living business. The Administrative Services Agreement also requires all transactions between the Company and the Bowen Companies to be on an arm's length basis containing terms no less favorable to the Company than could have been obtained from an unrelated third party and requires any such transaction to be approved by a majority of the Company's directors unaffiliated with the Bowen Companies. In 1998, Regent charged the Bowen Companies $145,000 under the Administrative Services Agreement. In 1997, Regent charged the Bowen Companies $351,000 under the Administrative Services Agreement.

     As of April 9, 1999, the Company has entered into construction loan agreements in an aggregate amount of $35,922,500 for the construction of its Kenmore, Bakersfield, Vacaville, Scottsdale, Kent, and Modesto communities. Repayment of each of these loans and performance of the covenants set forth in each loan is personally guaranteed by Mr. Bowen. The Conflicts Committee or the independent directors of the Company has approved the payment of fees to Mr. Bowen in the aggregate amount of $75,000 in exchange for his personal guaranty of the payment and performance relative to these loans.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth, for the fiscal years ended December 31, 1998, 1997, and 1996 compensation information with respect to the Company's chief executive officer and each of its executive officers whose compensation from the Company exceeded $100,000 during the relevant fiscal year.

                           Summary Compensation Table

                               Annual Compensation

                                                                             Other Annual
Name and Principal Position        Year            Salary         Bonus   Compensation(1)
---------------------------        ----         -- ------      --------   ---------------
Walter C. Bowen                    1998         $ 250,000      $   -0-        $ 2,384
     Chairman of the Board         1997(2)      $ 200,000      $ 25,000       $ 3,000
     Chief Executive Officer       1996(2)      $ 200,000      $   -0-        $ 3,000
     and President

James W. Ekberg                    1998(3)      $ 150,000      $   -0-        $ 2,384
     Senior Vice President         1997(2)(3)   $ 130,000      $   -0-        $ 3,300
     of Finance and                1996(2)(3)   $ 100,000      $ 10,000       $ 3,300
     Development

Eric W. Jacobsen(4)                1998         $ 135,000      $   -0-        $ 2,384
     Chief Operating Officer       1997         $ 115,000      $   -0-        $ 3,750
                                   1996         $ 100,000      $ 10,000       $ 3,000

(1)  Represents the amount of a contribution by the Company to the officer's
     401(k) plan account.

(2) Certain executive officers of the Company fulfill similar executive functions for certain of the Bowen Companies. A portion of the salary expense for these officers is reimbursed to the Company pursuant to the Administrative Services Agreement. The disclosed salary amount represents the net compensation paid by the Company to the officer for the indicated period after reimbursement by the Bowen Companies for time spent by the officer on Bowen Companies business.

(3)  In 1998 Mr. Ekberg served as Executive Vice President of the Company and in
     1997 and 1996 served as Executive Vice President of Acquisitions and
     Development.

(4)  Effective April 12, 1999, Louis Swart became the Company's Chief Operating
     Officer and Eric Jacobsen resigned as an officer of the Company effective that date. The Company will continue to employ Mr. Jacobsen through June
     30, 1999.

     Stock Option Grants in Fiscal 1998. There were no grants of stock options made by the Company during fiscal 1998 to the officers of the Company named in the Summary Compensation Table.

     Option Exercises in 1998 and Fiscal Year-End Option Values. The following table sets forth information (on an aggregated basis) concerning the fiscal year-end value of unexercised options held by each of the officers of the Company named in the Summary Compensation Table. None of the officers named below exercised any stock options during fiscal 1998.

                          Fiscal Year-End Option Values

                                                                                  Value of Unexercised
                                                Number of Unexercised                 In-the-Money
                     Acquired                    Options at Year-End            Options at Year-End(1)
                           on       Value    ----------------------------    ----------------------------
Name                 Exercise    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
----                 --------    --------    -----------    -------------    -----------    -------------
Walter C. Bowen            --          --           --               --               --               --
James W. Ekberg            --          --       65,000(2)        60,000        $  91,250        $  61,875
Eric W. Jacobsen           --          --       55,000(3)        45,000        $ 100,000        $  75,000

--------------

(1) Options are "in-the money" if the fair market value of the underlying securities on that date exceeds the exercise price of the option. The amount set forth represents the difference between the fair market value of the securities underlying the options on December 31, 1998, based on the last sale price of $5.00 per share of Common Stock on the date (as reported on the Nasdaq National Market) and the exercise price of the options, multiplied by the applicable number of options.

(2) Does not include an option to purchase 50,000 shares of Common Stock, which is immediately exercisable at an exercise price of $6.00 a share, granted to Mr. Ekberg by Mr. Bowen in 1995.

(3) Does not include an option to purchase 85,000 shares of Common Stock, which is immediately exercisable at an exercise price of $6.00 a share, granted to Mr. Jacobsen by Mr. Bowen in 1995.

     Employment Agreements. Each officer of the Company has entered into an employment agreement with the Company. The employment agreements for Messrs. Bowen, Ekberg and Steven L. Gish, the Company's Chief Financial Officer and Treasurer, expire in December 2000. Mr. Jacobsen's employment agreement expires June 30, 1999. Mr. Gibson's employment agreement expires in March 2001. Louis Swart joined the Company on April 12, 1999, as the new Chief Operating Officer and has an employment agreement through March 2004. The agreements generally entitle the officer to benefits customarily provided by the Company and provide for a base salary and eligibility for a bonus. The Company may terminate any officer without cause by making to such officer a cash payment equal to one year's base salary at the rate in effect at the time of termination. Any officer may terminate his employment upon 60 days' prior written notice. In addition, each officer has entered into a restrictive covenant agreement containing noncompetition and nondisclosure provisions.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of April 1, 1999, with respect to the beneficial ownership of the Company's Common Stock by each director or nominee for director, by each executive officer of the Company named in the Summary Compensation Table, by all directors and executive officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock. Unless otherwise indicated in the Table, each person has sole voting power and sole investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them.

                                             Amount and Nature
Name and Address of                            of Beneficial          Percent of
Beneficial Owner(1)                              Ownership              Class(2)
-------------------                          -----------------        ----------
Walter C. Bowen..........................      3,179,000(3)              68.6%
Eric W. Jacobsen.........................        140,000(4)               2.9%
James W. Ekberg..........................        121,000(4)               2.5%
Steven L. Gish...........................         56,000(4)               1.2%
Stephen A. Gregg.........................         34,200(6)                 *
Marvin S. Hausman, MD....................         34,000(6)(7)              *
Gary R. Maffei...........................         19,000(5)                 *
Dana J. O'Brien..........................          6,000(6)(8)              *
Wayne C. Rembold ........................          2,000(9)                 *
Martha L. Robinson.......................          6,000(6)(8)              *

Astoria Capital Partners, L.P.
6600 SW 92nd Avenue.
Portland, Oregon  97223..................        389,000(10)              8.4%

Prudential Private Equity
Investors III, L. P.
717 Fifth Avenue, Suite 1100
New York, New York  10022................      1,400,493(11)             23.2%

LTC Healthcare, Inc.
300 Esplanade Drive, Suite 1860
Oxnard, California  93030................      1,133,333(12)             19.7%

All directors and executive officers
   as a group (11 persons)...............      3,437,200(3)              71.3%

                                       11

*    Less than one percent.

(1)  Unless otherwise indicated, the address of each person named is c/o Regent
     Assisted Living, Inc., 121 S. W. Morrison Street, Suite 1000, Portland,
     Oregon 97204.

(2) Assumes the exercise of solely that individual's options, or conversion of solely that party's underlying instruments, and issuance by the Company of the related number of shares of Common Stock.

(3) Includes 170,000 shares held of record by Mr. Bowen that may be purchased within sixty days by certain officers and one other individual pursuant to options granted by Mr. Bowen. Mr. Bowen has granted options to purchase a portion of his shares to the following officers: Messrs. Jacobsen (85,000 shares), Ekberg (50,000 shares), Gish (25,000 shares), and Gregory
     Roderick, Vice President of Operations (5,000 shares).

(4) Includes shares that may be acquired within 60 days pursuant to options granted by Mr. Bowen to purchase a portion of his shares and those shares that may be purchased pursuant to options granted under the Company's 1995
     Stock Incentive Plan.

(5) Includes 8,000 shares that may be acquired within 60 days pursuant to options granted under the Company's 1995 Stock Incentive Plan.

(6) Includes 6,000 shares that may be acquired within 60 days pursuant to options granted under the Company's 1995 Stock Incentive Plan.

(7) Includes 25,000 shares that may be acquired within 60 days pursuant to options granted under the Company's 1995 Stock Incentive Plan.

(8)  Does not include shares of Series A or Series B Preferred Stock owned by
     Prudential Private Equity Investors III, L.P. ("PPEI"), an investment fund managed by Cornerstone Equity Investors, L.L.C., the employer of Mr.
     O'Brien and Ms. Robinson.

(9) Includes 2,000 shares that may be acquired within 60 days pursuant to options granted under the Company's 1995 Stock Incentive Plan.

(10) Represents figures based upon SEC Schedule 13G filed by Astoria Capital
     Partners, L.P. with the Securities and Exchange Commission in which Astoria reported ownership of the Company's Common Stock as of February 9, 1999.

(11) Represents the number of shares that may be acquired within 60 days pursuant to the holder's right to convert its Series A Preferred Stock into shares of Common Stock. PPEI also owns 382,882 shares of Series B Preferred stock, each share of which can

                                       12

     be converted into one share of Series A Preferred Stock or into a total of 417,690 shares of Common Stock upon the occurrence of specified conversion events.

(12) This number comprises the 1,133,333 shares that may be acquired by LTC
     Healthcare, Inc. within sixty (60) days pursuant to its right to convert its currently outstanding subordinated convertible notes into shares of the Company's Common Stock at a rate of $7.50 per share.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission (the "Commission"). Executive officers, directors and greater than ten percent shareholders are also required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on review of the copies of such reports furnished to the Company and written representations from reporting persons, to the Company's knowledge all of the
Section 16(a) filing requirements applicable to such persons during fiscal year 1998 were complied with on a timely basis.


                             DISCRETIONARY AUTHORITY

     Although the Notice of Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this proxy statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgement if any other matters are presented.

     According to the rules of the Securities and Exchange Commission, for the 1999 Annual Meeting, if notice of a shareholder proposal to be raised at the Annual Meeting is received at the principal executive offices of the Company after March 16, 1999, proxy voting on that proposal when and if raised at the Annual Meeting will be subject to the discretionary voting authority of the designated proxy holders. For the 2000 annual meeting of shareholders, if notice of a shareholder proposal to be raised at the meeting is received at the principal executive offices of the Company after March 13, 2000, proxy voting on that proposal when and if raised at that annual meeting will be subject to the discretionary voting authority of the designated proxy holders.

                             INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP audited the Company's financial statements for the year ended December 31, 1998. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions. They do not expect to make any statement but will have the opportunity to make a statement if they wish.


                              SHAREHOLDER PROPOSALS

     Any shareholder proposals to be considered for inclusion in proxy material for the Company's next annual meeting in May 2000 must be received at the principal executive office of the Company no later than December 31, 1999.

     A COPY OF REGENT'S 1998 ANNUAL REPORT ON FORM 10-KSB WILL BE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON REQUEST TO: CHIEF FINANCIAL OFFICER, REGENT ASSISTED LIVING, INC., 121 S. W. MORRISON STREET, SUITE 1000, PORTLAND, OREGON 97204.

                                       By order of the Board of Directors,

                                       DAVID R. GIBSON

                                       David R. Gibson
                                       Secretary

April 27, 1999

                          REGENT ASSISTED LIVING, INC.

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting on May 25, 1999

          The undersigned hereby names Walter C. Bowen and Steven L. Gish, or either of them acting in the absence of the other, with full power of
P    substitution, my true and lawful attorneys and proxies for me in my place
R    and stead to attend the Annual Meeting of Shareholders of Regent Assisted
O    Living, Inc. to be held on May 25, 1999, at 11:00 a.m., and any
X    adjournments thereof, and to vote all of the shares held in the name of the
Y undersigned on April 2, 1999, with all the powers that the undersigned would possess if personally present.

                                                                     -----------
                                                                     SEE REVERSE
                                                                            SIDE
                                                                     -----------

                              FOLD AND DETACH HERE

[ X ]  Please mark your
       votes as in this
       example

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BELOW, BUT IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

--------------------------------------------------------------------------------
         The Board of Directors unanimously recommends a vote FOR each of the nominees listed below.
--------------------------------------------------------------------------------
                          FOR [  ]    WITHHELD [  ]

1. Election of Directors                      Nominees:
   (Check only one box)                       Class III -- Term Expiring in 2002
                                              ----------------------------------
   For all nominees (except                   Walter C. Bowen
   as shareholder may                         Marvin S. Hausman
   indicate below)                            Gary R. Maffei

   -----------------------

2. In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.
--------------------------------------------------------------------------------

SIGNATURE(S) _________________________________________ DATE ____________________

NOTE: Please sign exactly as name appears above. Joint owners should each sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

                              FOLD AND DETACH HERE